UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2013

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

794 Lexington Ave. Suite 3R New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 917-297-3674.

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 28, 2013, Viropro commenced legal action against directors Michelle Peake and Ken Sorensen for fraud, civil conspiracy and intentional misconduct.

Viropro took this action to protect the interests of the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2013

VIROPRO, INC.

/s/ Cynthia Ekberg Tsai

Cynthia Ekberg Tsai, Chair and CEO